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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

  The following entities are subsidiaries of the Registrant:

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
      NAME OF SUBSIDIARY                  JURISDICTION OF INCORPORATION
      ------------------                  -----------------------------
      Pure Atria Software Ltd.                   Canada
      K.K. Pure Atria                            Japan
      Pure Atria Software Pty. Ltd.              Australia
      Pure Atria Software GmbH                   Germany
      Pure Atria Software Sarl                   France
      Pure Atria Software Ltd.                   United Kingdom
      Pure Atria Software B.V.                   Netherlands
      Pure Atria Software A.B.                   Sweden
      Atria Software GmbH                        Germany
      Atria Software Sarl                        France
      Atria Software Ltd.                        United Kingdom
      Pure Software International, Inc.          Barbados
      Atria Software International, Inc.         Barbados
      QualTrak, Inc.                             California
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